Exhibit 99.1

News Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Sie Soheili
jeff.norris@capitalone.com	danielle.dietz@capitalone.com	sie.soheili@capitalone.com

FOR IMMEDIATE RELEASE: January 22, 2026

Capital One Reports Fourth Quarter 2025 Net Income of $2.1 billion, or $3.26 per share

Net of adjusting items, Fourth Quarter 2025 Net Income of $3.86 per share(1)

McLean, Va. (January 22, 2026) – Capital One Financial Corporation (NYSE: COF) today announced net income for the fourth quarter of 2025 of $2.1 billion, or $3.26 per diluted common share, compared with net income of $3.2 billion, or $4.83 per diluted common share in the third quarter of 2025, and with net income of $1.1 billion, or $2.67 per diluted common share in the fourth quarter of 2024. Adjusted net income(1) for the fourth quarter of 2025 was $3.86 per diluted common share.

On January 22, 2026, Capital One entered into a definitive agreement to acquire Brex Inc. for $5.15 billion with approximately 50% cash and 50% stock consideration.

“Our fourth quarter and full year results reflect solid top line growth and strong and stable credit performance” said Richard D. Fairbank, Founder, Chairman, and Chief Executive Officer. “Years of strategic preparation and our choices to consistently invest to sustain long-term growth and returns enable our results and put us in a strong position going forward. I’m struck by the number and quality of the opportunities we have before us.”

The quarter included the following adjusting items:

(Dollars in millions, except per share data)	Pre-Tax Impact	After-Tax Diluted EPS Impact
Discover intangible amortization expense	$509	$0.61
Discover loan and deposit fair value mark amortization	$37	$0.04
Discover integration expenses	$352	$0.42
Legal reserve activities	$117	$0.14
Gain on sale of home loan portfolio	$(483)	$(0.58)
FDIC special assessment	$(29)	$(0.03)

The quarter included the following notable items:

(Dollars in millions, except per share data)	Pre-Tax Impact	After-Tax Diluted EPS Impact
Accelerated philanthropy contributions	$200	$0.24
Pension termination expense	$37	$0.04

Capital One Fourth Quarter 2025 Earnings

All comparisons below are for the fourth quarter of 2025 compared with the third quarter of 2025 unless otherwise noted.

Fourth Quarter 2025 Income Statement Summary:

•	Total net revenue increased 1 percent to $15.6 billion.

•	Total non-interest expense increased 13 percent to $9.3 billion:

○	38 percent increase in marketing.

○	8 percent increase in operating expenses.

•	Pre-provision earnings(2) decreased 12 percent to $6.2 billion.

•	Provision for credit losses increased $1.4 billion to $4.1 billion:

○	Net charge-offs of $3.8 billion.

○	$302 million loan reserve build.

•	Net interest margin of 8.26 percent, a decrease of 10 basis points.

○	Adjusted net interest margin(3) of 8.28 percent.

•	Efficiency ratio of 59.95 percent.

○	Adjusted efficiency ratio(3) of 53.73 percent.

•	Operating efficiency ratio of 47.54 percent.

○	Adjusted operating efficiency ratio(3) of 41.35 percent.

Fourth Quarter 2025 Balance Sheet Summary:

•	Common equity Tier 1 capital ratio(4) under Basel III Standardized Approach of 14.3 percent at December 31, 2025.

•	Period-end loans held for investment in the quarter increased $10.5 billion, or 2 percent, to $453.6 billion.

○	Credit Card period-end loans increased $8.5 billion, or 3 percent, to $279.6 billion.

•	Domestic Card period-end loans increased $8.5 billion, or 3 percent, to $262.4 billion.

○	Consumer Banking period-end loans increased $1.6 billion, or 2 percent, to $84.8 billion.

•	Auto period-end loans increased $1.6 billion, or 2 percent, to $83.6 billion.

○	Commercial Banking period-end loans increased $370 million, or less than 1 percent, to $89.3 billion.

•	Average loans held for investment in the quarter increased $4.8 billion, or 1 percent, to $444.7 billion.

○	Credit Card average loans increased $3.1 billion, or 1 percent, to $272.2 billion.

•	Domestic Card average loans increased $3.1 billion, or 1 percent, to $255.2 billion.

○	Consumer Banking average loans increased $1.7 billion, or 2 percent, to $84.0 billion.

•	Auto average loans increased $1.7 billion, or 2 percent, to $82.8 billion.

○	Commercial Banking average loans increased $106 million, or less than 1 percent, to $88.5 billion.

•	Period-end total deposits increased $7.0 billion, or 1 percent, to $475.8 billion, while average deposits increased $3.7 billion, or 1 percent, to $471.0 billion.

•	Interest-bearing deposits rate paid decreased 11 basis points to 3.16 percent.

Capital One Fourth Quarter 2025 Earnings

2025 Full Year Income Statement Summary:

○	Total net revenue increased 37 percent to $53.4 billion.

○	Total non-interest expense increased 42 percent to $30.5 billion:

•	29 percent increase in marketing expense.

•	45 percent increase in operating expenses.

○	Pre-provision earnings(2) increased 30 percent to $22.9 billion.

○	Provision for credit losses increased $8.9 billion to $20.7 billion.

○	Net interest margin of 7.84 percent, an increase of 96 basis points.

•	Adjusted net interest margin(3) of 7.88 percent.

○	Efficiency ratio of 57.08 percent.

•	Adjusted efficiency ratio(3) of 51.81 percent.

○	Operating efficiency ratio of 46.06 percent.

•	Adjusted operating efficiency ratio(3) of 40.84 percent.

Capital One Fourth Quarter 2025 Earnings

Earnings Conference Call Webcast Information

The company will hold an earnings conference call on January 22, 2026 at 5:00 PM Eastern Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via the company’s home page (www.capitalone.com). Under “About,” choose “Investors” to access the Investor Center and view and/or download the earnings press release, the financial supplement, including a reconciliation of non-GAAP financial measures, and the earnings release presentation. The replay of the webcast will be archived on the company’s website through February 5, 2026 at 5:00 PM Eastern Time.

Forward-Looking Statements

Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. Any forward-looking statements made by Capital One or on its behalf speak only as of the date they are made or as of the date indicated, and Capital One does not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors. For additional information on factors that could materially influence forward-looking statements included in this earnings press release, see the risk factors set forth under “Part I—Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Capital One Financial Corporation (NYSE: COF) is a leading technology-based financial services company with $475.8 billion in deposits and $669.0 billion in total assets as of December 31, 2025. Headquartered in McLean, Virginia, the company operates as a premier global payments provider and diversified financial institution, delivering a broad suite of products and consumer lifestyle and shopping experiences through its Credit Card, Consumer Banking, including its Global Payment Network, and Commercial Banking lines of business. As the only major U.S. bank to migrate entirely to the public cloud, Capital One leverages proprietary data and advanced analytics to democratize financial tools across its primary markets in the United States, Canada, and the United Kingdom.

###

(1)

Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

(2)

Pre-provision earnings is a non-GAAP metric calculated based on total net revenue less non-interest expense for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses. See our Financial Supplement, filed as Exhibit 99.2 to our Current Report on Form 8-K on January 22, 2026 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures” for a reconciliation and additional information on non-GAAP measures.

(3)

This is a non-GAAP measure. We believe non-GAAP measures help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See our Financial Supplement, filed as Exhibit 99.2 on our Current Report on Form 8-K on January 22, 2026 with the SEC, “Table 15: Calculation of Regulatory Capital Measures and Reconciliation of Non-GAAP Measures” for a reconciliation and additional information on non-GAAP measures.

(4)	Regulatory capital metrics as of December 31, 2025 are preliminary and therefore subject to change.